EXHIBIT 4.23

FIRST AMENDMENT TO TRADEMARK AND LICENSE SECURITY AGREEMENT

THIS FIRST AMENDMENT TO TRADEMARK AND LICENSE SECURITY AGREEMENT (this “Amendment”) is entered into as of the                 day of March, 2002, by and between EPICEDGE, INC., a Texas corporation (the “Company”), and EDGEWATER PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Secured Promissory Note dated as of February 19, 2002, in the original principal amount of $610,000 made by the Company in favor of the Lender (the “Prior Note”), the Company and the Lender entered into that certain Trademark and License Security Agreement of even date therewith (the “Agreement”);

WHEREAS, in connection with an additional loan by the Lender in the principal amount of $250,000, the Company entered into a certain Substitute Secured Promissory Note of even date herewith, in the original principal amount of $860,000, which note was made in substitution of and replaced the Prior Note; and

WHEREAS, as a result of the substitution and replacement of the Prior Note, the parties hereto now desire to amend the Agreement to reflect the changes set forth below.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

1.             Incorporation of the Agreement.  All capitalized terms that are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety.  To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby.  Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2.             Amendment of the Agreement.  The first recital of the Agreement and the definition of “Note” set forth therein are hereby amended and restated in their entirety as follows:

WHEREAS, the Lender has agreed to loan the Company an aggregate principal amount of Eight Hundred Sixty Thousand Dollars ($860,000) pursuant to that certain Substitute Secured Promissory Note dated as of March          , 2002 (the “Note”), made by the Company in favor of the Lender; and

3.             Fees and Expenses.  The Company agrees to pay on demand all costs and expenses of or incurred by the Lender (including, but not limited to, legal fees and expenses) in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

4.             Effectuation.  The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto.  There are no conditions precedent or subsequent to the effectiveness of this Amendment.

5.             Continuing Effect.  Except as otherwise specifically set forth herein, the provisions of the Agreement shall remain in full force and effect.  The Company hereby reaffirms its grant of the security interest in the Collateral, as amended hereby.

6.             Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  A signature page of this Amendment executed and transmitted via facsimile shall be deemed an original for all purposes.

[SIGNATURE PAGE FOLLOWS]

Amendment to Trademark and License Security Agreement Signature Page

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Trademark and License Security Agreement as of the date first above written.

EPICEDGE, INC.

By:
Name:
Title:

EDGEWATER PRIVATE EQUITY FUND III, L.P.

By: Edgewater III Management, L.P., its General Partner

By: Gordon Management, Inc., its General Partner

By:
Name:
Title:

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